Exhibit 10.1

HIMALAYA TO ACQUIRE PROFITABLE TRAINING SOFTWARE PROVIDER

Chicago, IL, November 2, 2022 – Himalaya Technologies, Inc. (OTC: HMLA) has signed a binding purchase agreement to acquire the assets of a training software provider (the “Target”) that creates customized programs for its clients. The Target specializes in helping companies in various agricultural sectors as well as food manufacturers and processors. It is a leader in online learning, digital marketing education content and management platform services for business and industry. The Target’s sales, customer service, and leadership content and delivery systems are designed to fit adult learning preferences, engage target audiences, and enhance knowledge transfer and skills development that are critical to industries often subject to regulation and oversight. Its safety and quality inspection and management systems train and test employees, provide documentation of compliance and corrective actions, result in risk mitigation, and reduce unsafe and non-conforming actions and behaviors.

Over the past few years, the Target, which was founded in the Midwest in 1980, generated profitable annual revenues of several hundred thousand dollars primarily in agriculture and food markets. The entity, whose run rate is currently returning to pre-pandemic levels, is well positioned to expand to multiple significant additional industry verticals including manufacturing, healthcare, and education and move into new regions across the United States both organically and through industry consolidation. The total agreed purchase price is up to $280,000, including $120,000 cash due on closing by November 30, 2022, promissory notes of $70,000 due January 1, 2023 and $40,000 due January 1, 2024, and a $50,000 performance based earnout. Himalaya is in discussions with its minority AgTech investment, The Agrarian Group LLC, to expand the Target’s model to local grow and indoor cultivation markets, and with SMARTSolution Technologies LP, a subsidiary of Himalaya’s affiliate FOMO CORP. (OTC: FOMC), to target K12 and post-secondary education markets. Management, which has agreed to operate the business for an extended period of time, envisions other applications and licensing opportunities that can accelerate growth.

Said Vik Grover, Himalaya’s CEO: “This planned transaction provides our Company accretive revenues and margin, a platform for growth and expansion into high growth markets, and potential synergies with our portfolio of investments and for our affiliate Company FOMO CORP.’s education technology and clean technology subsidiaries. We intend to build off this Target’s critical mass and rolodex in agriculture and food markets and expand into new verticals to multiply its scope and scale.”

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a health and wellness incubator making growth investments. The Company owns the following:

●	100.0% of KANAB CORP., owner and operator of Kanab Club (https://www.kanab.club/), a cannabis social network,
●	19.9% of GenBio, Inc. (https://genbioinc.com/), a biotech and nutraceutical research and development company, and
●	19.9% of The Agrarian Group LLC (https://www.theagrariangroup.com/), a provider of AgTech systems and software developing a supply chain marketplace for food and agriculture.

Himalaya, formerly known as Homeland Resources Ltd., itself is a minority investment of FOMO CORP. (OTC: FOMC; https://www.fomoworldwide.com/), a technology business accelerator with a portfolio in clean building solutions and other investments.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Investor Relations

(630) 708-0750

IR@himalayatechnologies.com